UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019 (May 20, 2019)

New Media Investment Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36097	38-3910250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas

New York, NY 10105

212-479-3160

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NEWM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders (the “Annual Meeting”) of New Media Investment Group Inc. (the “Company”), held on May 23, 2019, the stockholders of the Company voted on the matters described below.

As of April 8, 2019, the record date for the Annual Meeting, holders of 60,241,078 shares of common stock of the Company were entitled to vote.

1.

The Company’s stockholders elected two directors to serve until the 2020 Annual Meeting of Stockholders, or until their successors are elected and duly qualified, subject to earlier retirement, resignation or removal. The results of the vote are summarized in the table below.

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes*
Theodore P. Janulis	12,436,151	34,108,666	9,355,225
Michael E. Reed	33,183,019	13,361,798	9,355,225

2.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2019. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions
55,256,925	497,672	145,445

3.	The Company’s stockholders voted, on an advisory basis, on the Company’s executive compensation. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
11,050,203	33,274,265	2,220,349	9,355,225

4.	The Company’s stockholders approved a non-binding stockholder proposal to adopt “majority voting” in uncontested elections of directors. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
30,796,826	14,689,898	1,058,089	9,355,225

*

Broker non-votes are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it has not received voting instructions from the beneficial owner and therefore is precluded by the rules of the New York Stock Exchange (“NYSE”) from voting on a particular matter. Under NYSE rules, when a broker holding shares in “street name” does not receive voting instructions from a beneficial owner, the broker has discretionary authority to vote on certain routine matters but is prohibited from voting on non-routine matters. Brokers who did not receive instructions were not entitled to vote on the election of directors, approval of executive compensation and the stockholder proposal, but they were entitled to vote on the ratification of the appointment of the independent registered public accounting firm.

Section 8 – Other Events

Item 8.01	Other Events

On May 20, 2019, the Company’s Board of Directors authorized a 12-month extension, through May 19, 2020, of the Company’s previously announced authorization to repurchase up to $100 million of the Company’s common stock (the “Share Repurchase Program”).

Under the Share Repurchase Program, the Company may purchase its shares from time to time in the open market or in privately negotiated transactions. The timing and amount of repurchases, if any, depends on several factors, such as market and business conditions, the market price of shares of the Company’s common stock, the Company’s liquidity and alternative potential uses of cash. There can be no assurance that any repurchases will be made and, if made, that they will have the effects anticipated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW MEDIA INVESTMENT GROUP INC.

Date: May 23, 2019	By:	/s/ Michael E. Reed
Michael E. Reed
Chief Executive Officer and President